The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
  Registration Statement No. 333-272154
SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2026
Preliminary Prospectus Supplement
(to Prospectus dated May 23, 2023)
$
Howmet Aerospace Inc.
$       % Notes due 20
$       % Notes due 20
$       % Notes due 20

We are offering $       aggregate principal amount of     % notes due 20    (the “20   Notes”), $       aggregate principal amount of    % notes due 20    (the “20    Notes”) and $      aggregate principal amount of    % notes due 20    (the “20    Notes” and, together with the 20    Notes, and the 20    Notes, the “Notes”). The 20    Notes will bear interest at the rate of    % per year, the 20   Notes will bear interest at the rate of    % per year, and the 20    Notes will bear interest at a rate of    % per year. We will pay interest on the 20    Notes semi-annually in arrears on        and        of each year, beginning       , 2026, on the 20    Notes semi-annually in arrears on        and       of each year, beginning       , 2026, and on the 20    Notes semi-annually in arrears on        and        of each year, beginning        , 2026. The 20    Notes will mature on        , 20   , the 20    Notes will mature on           , 20   and the 20    Notes will mature on         , 20   , in each case unless earlier repurchased or redeemed.
We may redeem the Notes of each series at our option prior to maturity, in whole or in part, at any time and from time to time at the redemption prices described in this prospectus supplement under “Description of the Notes — Optional Redemption.” If we experience a change of control repurchase event with respect to a series of Notes, we may be required to offer to purchase such series of Notes from holders.
The Notes are being issued in connection with the proposed acquisition of Consolidated Aerospace Manufacturing, LLC (“CAM” and such proposed acquisition, the “Proposed CAM Acquisition”) and we intend to use the net proceeds of this offering, together with $600 million of borrowings under our commercial paper program or debt facilities and cash on hand, to finance the purchase price for the Proposed CAM Acquisition. See “Use of Proceeds.” This offering is not contingent on the consummation of the Proposed CAM Acquisition, which, if completed, will occur subsequent to the closing of this offering. There can be no assurance that we will complete the Proposed CAM Acquisition on the expected terms and within the anticipated closing time period or at all.
If (i) the Proposed CAM Acquisition is not consummated on or before the date which constitutes the “Outside Date” under the Purchase Agreement (as defined herein), as such date may be extended, amended, waived or otherwise modified in accordance with the terms thereof and by the parties thereto (such date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee (as defined herein) that we will not pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem the 20    Notes at a special mandatory redemption price equal to 101% of the principal amount of the 20    Notes plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined herein). Neither the 20    Notes nor the 20    Notes will be subject to the Special Mandatory Redemption (as defined herein). The net proceeds from this offering will not be deposited into an escrow account pending completion of the Proposed CAM Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 20    Notes. See “Description of the Notes — Special Mandatory Redemption.”
The Notes of each series will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The Notes of each series will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report on Form 10-K”).
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Underwriting Discount		Proceeds to Howmet Aerospace (before expenses)(1)
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from           , 2026.

The Notes will not be listed on any securities exchange. Currently, there is no public market for any series of the Notes.
The Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Clearstream and Euroclear (each as defined herein), on or about        , 2026. See “Underwriting — Settlement.”
Joint Book-Running Managers
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	SMBC Nikko
       , 2026

We are responsible for the information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you any other information, and any such other information must not be relied upon as having been authorized. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others make to you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and the underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is current only as of the dates hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

Prospectus Supplement
Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which includes more general information, some of which may not apply to this offering. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Howmet,” “Howmet Aerospace,” “the Company,” “we,” “us” and “our” refer to Howmet Aerospace Inc., a Delaware corporation, and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-iii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howmet.com. Information accessible on or through the SEC’s website or our website is not a part of this prospectus supplement or the accompanying prospectus, except as expressly provided under “Incorporation by Reference.” The SEC’s and our website are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.
Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, in the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the securities under this prospectus supplement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026; and

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 16, 2025.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the SEC website at www.sec.gov or by going to our Investor Relations page on our corporate web site at www.howmet.com, or by requesting them from us at the following address: Howmet Aerospace Inc., 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, Attention: Investor Relations, or by telephone at 1-412-553-1950. Information contained in or accessible through the SEC’s website or our website is not part of or incorporated by reference into this prospectus supplement and the accompanying prospectus, except as expressly provided in this section. The SEC’s and our website are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.

S-iv

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “envisions,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “poised,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of markets; future financial results or operating performance; future strategic actions; Howmet’s strategies, outlook, and business and financial prospects; and any future dividends, debt issuances, debt reduction and repurchases of its common stock; and statements regarding the Proposed CAM Acquisition and the expected financing, benefits and timing of the Proposed CAM Acquisition. These statements reflect beliefs and assumptions that are based on Howmet’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to:
•
deterioration in global economic and financial market conditions generally, or unfavorable changes in the markets served by Howmet, including due to escalating tariff and other trade policies and the resulting impacts on Howmet’s supply and distribution chains, as well as on market volatility and global trade generally;

•
the impact of potential cyber attacks and information technology or data security breaches;

•
the loss of significant customers or adverse changes in customers’ business or financial conditions;

•
manufacturing difficulties or other issues that impact product performance, quality or safety;

•
inability of suppliers to meet obligations due to supply chain disruptions or otherwise;

•
failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues;

•
the inability to achieve improvement in or strengthening of financial performance, operations or competitiveness anticipated or targeted;

•
inability to meet increased demand, production targets or commitments;

•
competition from new product offerings, disruptive technologies or other developments;

•
geopolitical, economic, and regulatory risks relating to Howmet’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations;

•
the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation;

•
failure to comply with government contracting regulations;

•
adverse changes in discount rates or investment returns on pension assets;

•
the ability to consummate and realize expected benefits of acquisitions, including the Proposed CAM Acquisition on the anticipated time frame or at all;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement for the Proposed CAM Acquisition;

•
the impact of a delay in completing the Proposed CAM Acquisition or in integrating the CAM business, which may be more difficult, time consuming or costly than expected;

•
potential unforeseen issues and legal liabilities relating to the Proposed CAM Acquisition;

S-v

•
operating costs, customer loss and business disruption (including, without limitation, difficulties in retaining or maintaining relationships with employees, customers or suppliers) that may be greater than expected following the Proposed CAM Acquisition or the public announcement of the Proposed CAM Acquisition; and

•
the other risk factors summarized in Howmet’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the U.S. Securities and Exchange Commission.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K and other documents incorporated by reference into this prospectus supplement and into the accompanying prospectus. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

S-vi

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the Notes. For a more complete discussion of the information you should consider before investing in the Notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
HOWMET AEROSPACE INC.
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. Howmet’s technological capabilities support the innovation and growth of next-generation aerospace programs. Its differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint and support more sustainable air and ground transportation.
Howmet Aerospace is a Delaware corporation formerly known as Arconic Inc. and the successor to Alcoa Inc., a Pennsylvania corporation that was formed in 1888 and was formerly known as Aluminum Company of America. Our principal executive offices are located at 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872 and our telephone number is (412) 553-1940. We maintain a website at www.howmet.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement and the accompanying prospectus, except as expressly provided under “Incorporation by Reference.” Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.
RECENT DEVELOPMENTS
Proposed CAM Acquisition
On December 22, 2025, we entered into an agreement with Stanley Black & Decker, Inc. (“Stanley Black & Decker”) to acquire CAM, a wholly owned subsidiary of Stanley Black & Decker for a cash purchase price of approximately $1.8 billion, subject to customary adjustments. The Proposed CAM Acquisition is expected to close in the first half of 2026, subject to customary closing conditions and regulatory approvals.
We intend to finance the Proposed CAM Acquisition utilizing the net proceeds of the Notes offered hereby, together with $600 million of borrowings under our commercial paper program or debt facilities and cash on hand.
This offering is not contingent on the consummation of the Proposed CAM Acquisition, which, if completed, will occur subsequent to the closing of this offering. There can be no assurance that we will complete the Proposed CAM Acquisition on the expected terms and within the anticipated closing time period or at all. If (i) the Proposed CAM Acquisition is not consummated on or before the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem the 20    Notes at a special mandatory redemption price equal to 101% of the principal amount of the 20    Notes plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. Neither the 20    Notes nor the 20    Notes will be subject to the Special Mandatory Redemption. See “Description of the Notes — Special Mandatory Redemption.”
Credit Facilities
On February 9, 2026, we entered into (i) the Third Amended and Restated Five-Year Revolving Credit Agreement (as so amended and restated, the “5-Year Revolving Credit Agreement”) by and among the Company, a syndicate of lenders and issuers named therein, Citibank, N.A., as administrative agent for the lenders and issuers, and JPMorgan Chase Bank, N.A., as syndication agent, which amended and restated

the Company’s Second Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 27, 2023, and (ii) the 364-Day Revolving Credit Agreement (the “364-Day Revolving Credit Agreement”) by and among the Company, a syndicate of lenders named therein, Citibank, N.A., as administrative agent for the lenders and issuers, and JPMorgan Chase Bank, N.A., as syndication agent. The 364-Day Revolving Credit Agreement and the 5-Year Revolving Credit Agreement are jointly referred to as the “Revolving Credit Agreements.”
The 5-Year Revolving Credit Agreement provides a $1.0 billion senior unsecured revolving credit facility that matures on February 9, 2031, unless extended or earlier terminated in accordance with the provisions of the 5-Year Revolving Credit Agreement. The 364-Day Revolving Credit Agreement provides a $600 million senior unsecured revolving credit facility that matures on February 8, 2027, unless extended or earlier terminated in accordance with the provisions of the 364-Day Revolving Credit Agreement.
For more information see “Liquidity and Capital Resources — Credit Facilities” in Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Credit Facilities” in Item 9B (Other Information), which are incorporated herein by reference. The description of the 5-Year Revolving Credit Agreement and the 364-Day Revolving Credit Agreement is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 10(b) and 10(c) to our Annual Report on Form 10-K and incorporated by reference herein.

THE OFFERING
The summary below describes the principal terms of the Notes. For a more complete description of the Notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.
Issuer
Howmet Aerospace Inc.
Notes Offered
$      aggregate principal amount of      % Notes due 20  .
$      aggregate principal amount of      % Notes due 20  .
$      aggregate principal amount of      % Notes due 20  .
Maturity
The 20   Notes will mature on       , 20   , unless earlier repurchased or redeemed.
The 20   Notes will mature on       , 20   , unless earlier repurchased or redeemed.
The 20   Notes will mature on       , 20   , unless earlier repurchased or redeemed.
Interest Rate
    % per year on the 20   Notes.
    % per year on the 20   Notes.
    % per year on the 20   Notes.
Interest on the Notes will accrue from            , 2026.
Interest on the 20   Notes will be payable semi-annually in arrears on       and       of each year, commencing on            , 2026.
Interest on the 20   Notes will be payable semi-annually in arrears on       and       of each year, commencing on            , 2026.
Interest on the 20    Notes will be payable semi-annually in arrears on       and       of each year, commencing on            , 2026.
Further Issuances
We may create and issue further notes ranking equally and ratably with the Notes of a series offered by this prospectus supplement in all respects, so that such further notes of such series will be consolidated and form a single series with the Notes of such series offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the Notes of such series offered by this prospectus supplement and the accompanying prospectus; provided that any such further notes shall be issued under a separate CUSIP or ISIN number unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Optional Redemption
We may redeem the Notes of each series, in whole or in part, at any time and from time to time at the redemption prices described herein under the caption “Description of the Notes — Optional Redemption.”

Special Mandatory Redemption
If (i) the Proposed CAM Acquisition is not consummated on or before the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem the 20    Notes at a special mandatory redemption price equal to 101% of the principal amount of the 20    Notes plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. Neither the 20    Notes nor the 20    Notes will be subject to the Special Mandatory Redemption. See “Description of the Notes — Special Mandatory Redemption.”
Offer to Repurchase Upon a Change of Control Repurchase Event
If a change of control repurchase event occurs with respect to the Notes of any series, we will be required, subject to certain conditions, to offer to repurchase the Notes of such series at a purchase price equal to 101% of the principal amount of the Notes of such series, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Change of Control Repurchase Event.”
Covenants
Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions,” the Notes of each series do not contain any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing any of our other securities.
Events of Default
If there is an event of default under the Notes of a series, the principal amount of the Notes of such series, plus accrued and unpaid interest, may be declared immediately due and payable.
Ranking
The Notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The Notes will effectively rank junior to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all debt and other liabilities of our subsidiaries.
As of December 31, 2025, on an as-adjusted basis giving effect to (i) the issuance of the Notes offered hereby and (ii) $600 million of borrowings under our commercial paper program or debt facilities to finance the Proposed CAM Acquisition, we would have had a total of approximately $        billion of outstanding indebtedness (none of which would have been indebtedness of our subsidiaries), including long-term debt and short-term debt. We also would have had the ability to incur a substantial amount of additional indebtedness, including under the Revolving Credit Agreements. See “Summary — Recent Developments — Credit Facilities.”

Use of Proceeds
We estimate that the net proceeds to us from the sale of the Notes offered hereby, after deducting the estimated underwriting discount and estimated offering expenses payable by us, will be approximately $       million.
We intend to use the net proceeds of this offering, together with $600 million of borrowings under our commercial paper program or debt facilities and cash on hand, to finance the purchase price for the Proposed CAM Acquisition. See “Use of Proceeds.”
Certain U.S. Federal Income Tax Considerations
For a discussion of certain U.S. federal income tax consequences of the holding and disposition of the Notes, see “Certain U.S. Federal Income Tax Considerations.”
Book-Entry Form
The Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes
Each series of Notes is a new issue of securities, and there is currently no established market for the Notes of any series. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes of any series.
The underwriters have advised us that they currently intend to make a market in the Notes of each series. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes of any series without notice.
We do not intend to apply for a listing of the Notes of any series on any securities exchange or for quotation on any quotation system.
Trustee and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
Investing in the Notes involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K, and all other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes.

RISK FACTORS
An investment in the Notes involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K and all other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, as supplemented by the discussion below, before making an investment decision. The risks and uncertainties described in our Annual Report on Form 10-K, in the other documents incorporated by reference and below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Special Note About Forward-Looking Statements” on page S-v.
Risks Related to This Offering and the Notes
The Notes will be effectively subordinated to all of our future secured debt and to all existing and future liabilities of our subsidiaries. This may affect your ability to receive payments on the Notes.
The Notes will be general unsecured obligations of Howmet Aerospace. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Notes. As a result, the Notes will be effectively subordinated to claims of our secured creditors as well as to the liabilities of our subsidiaries. We currently conduct a significant portion of our operations through our subsidiaries.
Therefore, our cash flow and our ability to service our debt, including the Notes, partially depend upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions.
Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.
Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.
In addition, the Notes are not secured by any of our assets or those of our subsidiaries. As a result, the Notes are effectively subordinated to any secured debt we or our subsidiaries have or may incur. As of December 31, 2025, on an as-adjusted basis giving effect to (i) the issuance of the Notes offered hereby and (ii) $600 million of borrowings under our commercial paper program or debt facilities to finance the Proposed CAM Acquisition, we would have had a total of approximately $        billion of outstanding indebtedness (none of which would have been indebtedness of our subsidiaries), none of which would have been secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of any of our future secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes.

The Notes do not contain restrictive financial covenants, and we may incur substantially more debt or take other actions, which may affect our ability to satisfy our obligations under the Notes.
Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions,” the Notes are not subject to any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing our other securities. In addition, the limited covenants applicable to the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.
Our ability to recapitalize, incur additional debt, and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
General market conditions may adversely affect the market prices of the Notes, and an active trading market for the Notes may not develop.
Each series of Notes is a new issue of securities for which there is currently no public market. Any trading of the Notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes of any series. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes of a series. Ongoing volatility in economic conditions, which have been and may further be heightened by ongoing inflation, geopolitical conflicts, unrest and wars, may also have an adverse effect on the market price of the Notes of a series and the extent to which a trading market for the Notes of a series may develop or be sustained. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes of a series may be harmed. We do not intend to apply for the Notes of any series to be listed on any securities exchange or to arrange for the Notes of any series to be quoted on any quotation system.
The underwriters have advised us that they currently intend to make a market in the Notes of each series. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes of any series at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the Notes of a series, we cannot assure you another firm or person will make a market in the Notes of such series.
The liquidity of any market for the Notes of a series will depend upon the number of holders of the Notes of such series, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes of such series and other factors. An active or liquid trading market for the Notes of a series may not develop.
Some significant restructuring transactions may not constitute a change of control that could result in a change of control repurchase event with respect to a series of Notes as described under “Description of the Notes — Change of Control Repurchase Event,” in which case we would not be obligated to offer to repurchase the Notes of such series.
Upon the occurrence of a change of control repurchase event with respect to a series of Notes as described under “Description of the Notes — Change of Control Repurchase Event,” you will have the right to require us to repurchase the Notes of such series. However, the change of control repurchase event provisions will not afford protection to holders of Notes of any series in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a change of control that could result in a change of control repurchase event requiring us to repurchase the Notes of any series. In the event of any such transaction, holders of the Notes will not have the right to require us to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Notes of each series, including the trading prices for the Notes of such series. The definition of change of control in certain series of our outstanding senior notes is broader than the definition applicable to the Notes. Accordingly, holders of those senior notes may be able to require us to repurchase their notes in circumstances not giving rise to such a requirement under the Notes of any series.
We may not have the ability to repurchase the Notes of an applicable series in cash upon the occurrence of a change of control repurchase event with respect to such series, as required by the Notes of such series.
Holders of the Notes of each series have the right to require us to repurchase the Notes upon the occurrence of a change of control repurchase event with respect to such series of Notes as described under “Description of the Notes — Change of Control Repurchase Event.” We may not have sufficient funds to repurchase the Notes of the applicable series in cash at such time or have the ability to arrange necessary financing on acceptable terms.
A change of control repurchase event may also constitute an event of default or require a prepayment under, or result in the acceleration of the maturity of or termination of the commitments under, our then- existing indebtedness, including any borrowings under the Revolving Credit Agreements. Our ability to repurchase the Notes of the applicable series in cash or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes of a series when required would result in an event of default with respect to the Notes of such series.
Future funding requirements may affect our business.
New sources of capital may be needed to meet the funding requirements of future investments in operating assets or other acquisitions, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, raw material prices as well as our operational performance, cash flow and debt position, among other factors.
We may determine that it may be necessary or preferable to issue additional debt or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us. In the event of unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, and retire or service all outstanding debt could be significantly constrained.
Ratings of the Notes may change after issuance and affect the market price and marketability of the Notes.
We currently expect that, prior to issuance, the Notes of each series will be rated by one or more credit ratings agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes of such series, but rather reflect only the view of each credit rating agency at the time the rating is issued. An explanation of the significance of each rating may be obtained from each respective credit rating agency. There is no assurance that any credit ratings will be issued or remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the credit rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that ratings may be lowered in connection with future events, such as future acquisitions or regulatory action taken against us. Any lowering, suspension or withdrawal of such ratings or the anticipation of future changes may have an adverse effect on the market price or marketability of the Notes of any series. Any rating is not a recommendation to purchase, sell or hold the Notes of any series, and does not correspond to market price or suitability for a particular investor.
Current global financial conditions could adversely affect the availability of new financing and our operations.
Current global financial conditions have been characterized by increased market volatility, including due to the impact of the ongoing conflicts in the Middle East and between Russia and Ukraine, inflation in the global markets, international trade tensions and other macroeconomic conditions and geopolitical events. Continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates, and the availability of credit, could adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or have a material adverse effect on our business, financial condition and results of operations.
Redemption may adversely affect your return on the Notes.
We have the right to redeem some or all of the Notes of each series prior to maturity. We may redeem the Notes of a series at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes being redeemed.
If (i) the Proposed CAM Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem the 20   Notes at the special mandatory redemption price and you may not obtain your expected return on the redeemed Notes.
Our ability to consummate the Proposed CAM Acquisition is subject to a number of conditions set forth in the Purchase Agreement, some of which are beyond our control. These conditions may impact our ability to complete the Proposed CAM Acquisition on the expected terms, and within the timeframe specified in “Description of the Notes — Special Mandatory Redemption” or at all because required regulatory approval or other conditions to closing are not received or satisfied on a timely basis or at all. If (i) the Proposed CAM Acquisition is not consummated on or before the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem the 20    Notes at a special mandatory redemption price equal to 101% of the principal amount of the 20    Notes plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.” We will not be required to deposit the net proceeds from this offering into an escrow account pending completion of the Proposed CAM Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 20    Notes, and there are no other restrictions on our use of those proceeds during that time. Any failure to redeem 20    Notes as required would result in an event of default under the Senior Indenture (as defined below), which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the Notes.
If we are required to redeem the 20    Notes pursuant to the provisions relating to the Special Mandatory Redemption, our ability to pay the redemption price may be limited by our financial resources at the time. In addition, if we redeem the 20    Notes pursuant to the provisions relating to the Special Mandatory Redemption, you may not obtain your expected return on the 20    Notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in a comparable security at an effective interest rate as high as the interest rate on your 20    Notes. Holders of 20    Notes will have no right to opt out of the Special Mandatory Redemption provisions of the 20    Notes. In addition, because the 20    Notes are subject to Special Mandatory Redemption provisions, the trading prices of the 20    Notes (if an active trading market for the 20    Notes develops, which it may not) may be negatively affected and may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the Special Mandatory Redemption provisions so long as there is no event that causes the Special Mandatory Redemption Trigger Date (as defined below) to occur. You will also have no consent right and no right to require us to repurchase your Notes of any series if we or the CAM business experience any changes (including any material adverse changes) in our or its respective business or financial condition or if the terms of the Purchase Agreement (including, without limitation, with respect to the Outside Date) are amended, waived or otherwise modified or the terms of the Proposed CAM Acquisition or any financing thereof otherwise change (including in material respects).
Neither the 20    Notes nor the 20    Notes will be subject to the Special Mandatory Redemption, and such Notes will remain outstanding even if the Proposed CAM Acquisition is not consummated.

This offering is expected to occur prior to, and is not conditioned upon, the consummation of the Proposed CAM Acquisition and even if the Proposed CAM Acquisition is completed, we may not realize the expected benefits on the anticipated time frame or at all.
This offering is not contingent upon consummation of the Proposed CAM Acquisition, which, if completed, will occur subsequent to the closing of this offering. There can be no assurance that we will complete the Proposed CAM Acquisition on the expected terms and within the anticipated closing time period or at all. In addition, the occurrence of certain events, changes or other circumstances could give rise to the termination of the Purchase Agreement and prevent the completion of the Proposed CAM Acquisition. We may not realize the expected benefits of the Proposed CAM Acquisition, including the anticipated synergies and favorable tax treatment of the proposed transaction and the anticipated broader offering of fastening solutions, within the anticipated time frame, or at all, even if the Proposed CAM Acquisition is completed. In addition, acquisitions, such as the Proposed CAM Acquisition present significant operational challenges and risks, including the effective integration of the business into the Company, which may be more difficult, time consuming or more costly than expected and may divert management attention from the Company’s existing business. Acquisitions, such as the Proposed CAM Acquisition, may increase operating costs, expose the Company to potential unforeseen issues and legal liabilities, including the assumption of liabilities (including unforeseen liabilities) of acquired companies or businesses, increase cybersecurity issues or vulnerabilities or result in customer loss and business disruption (including, without limitation, difficulties in retaining or maintaining relationships with employees, customers or suppliers).

USE OF PROCEEDS
The net proceeds, after deducting the underwriting discount and other estimated offering expenses payable by us, from the sale of the Notes offered hereby will be approximately $      million. We intend to use the net proceeds from this offering, together with $600 million of borrowings under our commercial paper program or debt facilities and cash on hand, to finance the approximately $1.8 billion purchase price for the Proposed CAM Acquisition. The net proceeds may be temporarily invested or used for general corporate purposes prior to use to finance the Proposed CAM Acquisition. Our management will determine the allocation and timing of the application of the net proceeds in light of market conditions and other relevant factors.
Settlement of this offering is not conditioned upon completion of the Proposed CAM Acquisition, which, if completed, will occur subsequent to the closing of this offering. There can be no assurance that we will complete the Proposed CAM Acquisition on the expected terms and within the anticipated closing time period or at all.
If the Proposed CAM Acquisition is not consummated by the Special Mandatory Redemption End Date or we otherwise determine not to pursue the consummation of the Proposed CAM Acquisition, we will be required to redeem all the 20     Notes. Neither the 20     Notes nor the 20     Notes will be subject to the Special Mandatory Redemption and if the Proposed CAM Acquisition is not consummated we will use the net proceeds from the sale of the 20     Notes and the 20     Notes offered for general corporate purposes. See “Description of the Notes — Special Mandatory Redemption.” The Proposed CAM Acquisition is currently expected to close in the first half of calendar year 2026. The completion of the Proposed CAM Acquisition is subject to customary closing conditions and regulatory approvals. See “Summary — Recent Developments” for more details.
We may enter into certain interest rate or currency swap agreements in connection with the sale of the Notes offered hereby.

CAPITALIZATION
The following table shows our cash and cash equivalents and capitalization as of December 31, 2025:
•
on an actual basis; and

•
on an “as adjusted” basis to reflect (i) the issuance of the Notes offered hereby, (ii) the receipt of the estimated net proceeds of $      million in this offering and the application thereof as described under “Use of Proceeds,” and (iii) $600 million of additional borrowings to finance the Proposed CAM Acquisition (assuming such amount is borrowed under our commercial paper program) and the application of the net proceeds thereof to finance the Proposed CAM Acquisition. The below table does not reflect any other impacts of the Proposed CAM Acquisition. For the purposes of the following table, we have assumed that we will borrow $600 million from our commercial paper program to finance the Proposed CAM Acquisition. However, we retain flexibility as to the source of the proposed $600 million of additional borrowings (including the use of other debt facilities) and there can be no guarantee that we will borrow under the commercial paper program in this amount or at all.

You should read the following table in conjunction with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including in “Summary — Recent Developments” in this prospectus supplement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, both of which are included in our Annual Report on Form 10-K.
	As of December 31, 2025
	Actual	As Adjusted(1)
	(dollars in millions)
Cash and cash equivalents	$742	$
Long-term debt:
6.750% Bonds due 2028	300		300
3.000% Notes due 2029	700		700
4.850% Notes due 2031	500		500
4.550% Notes due 2032	500		500
5.950% Notes due 2037	625		625
4.75% Iowa Finance Authority Loan, due 2042	250		250
JPY Term Loan due 2026(2)	191		191
Other, net(3)	(16)
% 20 Notes offered hereby	—
% 20 Notes offered hereby	—
% 20 Notes offered hereby	—
Short-term debt:
Commercial paper(4)	—		600
Total debt, including amount due within one year of $191(5)	$3,050	$
Common stock, $1.00 par value per share	402		402
Additional capital	2,531		2,531
Retained earnings	4,093
Accumulated other comprehensive loss	(1,673)		(1,673)
Total equity	$5,353	$
Total capitalization	$8,403	$

(1)
As adjusted reflects (i) the issuance of the Notes offered hereby, (ii) the receipt of the estimated net proceeds of $      million in this offering and the application thereof as described under “Use of Proceeds,” and (iii) $600 million of additional borrowings to finance the Proposed CAM Acquisition (assuming such amount is borrowed under our commercial paper program). As adjusted does not reflect any other impacts of the Proposed CAM Acquisition. As adjusted assumes that we will borrow $600 million from our commercial paper program to finance the Proposed CAM Acquisition. However, we retain flexibility as to the source of the proposed $600 million of additional borrowings (including the use of other debt facilities) and there can be no guarantee that we will borrow under the commercial paper program in this amount or at all.
(2)
We continue to evaluate whether, when, and to what extent we may access capital markets, including any plans to refinance the JPY Term Loan Facility due November 2026 (the “JPY Term Loan Facility”). Our ability to refinance our indebtedness or enter into alternative financings in adequate amounts on commercially reasonable terms, or terms acceptable to us, may be affected by circumstances and economic events outside of our control. In the event that a refinancing does not occur before the November 2026 maturity date of the JPY Term Loan Facility, we believe that our cash from operations, projected cash on hand and availability under our Revolving Credit Agreements and our commercial paper program will enable us to repay the JPY Term Loan Facility.

(3)
Includes unamortized debt discounts and unamortized debt issuance costs related to outstanding notes and bonds listed in the table above.

(4)
As adjusted assumes that we will borrow $600 million from our commercial paper program to finance the Proposed CAM Acquisition. However, we retain flexibility as to the source of the proposed $600 million of additional borrowings (including the use of other debt facilities) and there can be no guarantee that we will borrow under the commercial paper program in this amount or at all.

(5)
In addition, we have the ability to incur a substantial amount of additional indebtedness under the Revolving Credit Agreements. See “Summary — Recent Developments — Credit Facilities.”

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes offered by this prospectus supplement supplements, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of Senior Debt Securities” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus. For purposes of this Description of the Notes, references to “Howmet Aerospace,” “the Company,” “the issuer,” “we,” “our” and “us” refer only to Howmet Aerospace Inc. and do not include any of Howmet Aerospace’s current or future subsidiaries.
The Notes of each series will be issued under the indenture dated as of September 30, 1993 (the “Original Indenture”) between Alcoa Inc. (formerly known as Aluminum Company of America), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A., as successor to PNC Bank, National Association), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “First Supplemental Indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “Second Supplemental Indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the fourth supplemental indenture dated as of December 31, 2017 (the “Fourth Supplemental Indenture”) among Arconic Inc. (formerly known as Alcoa Inc.), a Pennsylvania corporation, Arconic Inc. (which changed its name to Howmet Aerospace Inc.), a Delaware corporation, and the trustee, the fifth supplemental indenture dated as of April 16, 2020 (the “Fifth Supplemental Indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee, the seventh supplemental indenture dated as of November 12, 2025 (the “Seventh Supplemental Indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee and the eighth supplemental indenture to be dated as of      , 2026 (the “Eighth Supplemental Indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee. The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture are incorporated by reference as exhibits to the registration statement to which this prospectus supplement relates. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the Notes include those expressly set forth in the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture (the Original Indenture as so supplemented, the “Senior Indenture”), and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended. You may request a copy of the Senior Indenture from us without charge by the means described under “Where You Can Find More Information.”
The following description and the description under “Description of Senior Debt Securities” in the accompanying prospectus summarize the material provisions of the Notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Senior Indenture, including the definitions of certain terms used in the Senior Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
General
The 20    Notes will be issued in an initial aggregate principal amount of $      , the 20    Notes will be issued in an initial aggregate principal amount of $      and the 20    Notes will be issued in an initial aggregate principal amount of $      .
The Notes of each series will bear interest from       , 2026 at the rate of interest for such series stated on the cover page of this prospectus supplement, and will be offered and sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the 20    Notes will be payable semi-annually on      and      , commencing      , 2026, interest on the 20    Notes will be payable semi-annually on      and      , commencing      , 2026 and interest on the 20    Notes will be payable semi-annually on      and      , commencing      , 2026. Interest on the 20    Notes will be paid to the persons in whose names the Notes are registered at the close of business on      or      , as the case

may be, next preceding the applicable interest payment date, interest on the 20    Notes will be paid to the persons in whose names the Notes are registered at the close of business on      or      , as the case may be, next preceding the applicable interest payment date and interest on the 20    Notes will be paid to the persons in whose names the Notes are registered at the close of business on      or      , as the case may be, next preceding the applicable interest payment date. The 20    Notes will mature, at par, on      , 20      , the 20    Notes will mature, at par, on      , 20      , and the 20    Notes will mature, at par, on      , 20      , in each case unless earlier repurchased or redeemed.
Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Notes are not subject to the provisions of any optional or mandatory sinking fund. The Notes are not convertible or exchangeable into any other security of Howmet Aerospace. The Senior Indenture sets forth the conditions under which Howmet Aerospace may enter into a merger or consolidation transaction, or convey, transfer or lease all or substantially all of its assets or properties (see “Description of Senior Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus). Except as described below under “— Change of Control Repurchase Event,” the covenants contained in the Senior Indenture and the Notes of each series will not afford holders protection in the event of a sudden decline in credit rating that may result from a recapitalization, restructuring or other highly leveraged transaction.
As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.
Optional Redemption
The Notes of each series will be redeemable, in whole or in part, at our option, at any time or from time to time, on at least 10 days, but not more than 60 days, prior notice to the holders thereof given in accordance with “— Notices” below. Any notice of redemption of the Notes of a series to be redeemed at the option of the Company may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the Notes of such series on the redemption date or otherwise.
Subject to the provisions described under “— Special Mandatory Redemption” with respect to the 20    Notes, prior to the Maturity Date, with respect to the 20    Notes, and the applicable Par Call Date (as defined below), with respect to the 20    Notes and the 20    Notes, the Notes of each series will be redeemable, in whole or in part, at our option, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
100% of the principal amount of the Notes to be redeemed; and

•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming, with respect to the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus           basis points for the 20    Notes,         basis points for the 20    Notes and         basis points for the 20    Notes less (b) interest accrued to, but excluding, the date of redemption.

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, the 20    Notes and 20    Notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Maturity Date” means, with respect to the 20    Notes,        , 20   . “Par Call Date” means (i) with respect to the 20    Notes,      , 20    (         month(s) prior to maturity), and (ii) with respect to the 20      Notes,                 , 20   (         month(s) prior to maturity).

“Treasury Rate” means, with respect to any redemption date for the Notes of a series, the yield determined by the Company in accordance with the following two paragraphs:
•
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series. If there is no United States Treasury security maturing on the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series but there are two or more United States Treasury securities with a maturity date equally distant from the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series, one with a maturity date preceding the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series, and one with a maturity date following the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series, the Company shall select the United States Treasury security with a maturity date preceding the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series. If there are two or more United States Treasury securities maturing on the Maturity Date (in the case of the 20    Notes) or applicable Par Call Date (in the case of the 20    Notes or the 20    Notes), as applicable, for such series or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

On and after the redemption date, interest will cease to accrue on the Notes of a series or any portion thereof called for redemption, unless Howmet Aerospace defaults in the payment of the redemption price and accrued interest. On or before the redemption date, Howmet Aerospace will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the Notes of the series to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.
Special Mandatory Redemption
If (i) the consummation of the Proposed CAM Acquisition does not occur on or before the date which constitutes the “Outside Date” under the Purchase Agreement, as such date may be extended, amended, waived or otherwise modified in accordance with the terms thereof and by the parties thereto (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Purchase Agreement is terminated or (iii) the Company otherwise notifies the trustee that it will not pursue the consummation of the Proposed CAM Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Purchase Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), the Company will be required to redeem the 20    Notes then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the 20    Notes plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).
In the event that the Company becomes obligated to redeem the 20    Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten business days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the 20    Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than ten business days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of 20    Notes to be redeemed. The trustee will, as promptly as practicable thereafter, mail, or deliver electronically if such 20    Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of 20    Notes at its registered address. On or before the Special Mandatory Redemption Date, Howmet Aerospace will deposit with a paying agent, or the trustee, money sufficient to pay the Special Mandatory Redemption Price. If funds sufficient to pay the Special Mandatory Redemption Price are deposited as provided above, the 20   Notes will cease to bear interest on and after such Special Mandatory Redemption Date. The trustee will not be required to monitor the status of the Proposed CAM Acquisition.
Upon consummation of the Proposed CAM Acquisition, the foregoing provisions regarding Special Mandatory Redemption would cease to apply. Failure to make the Special Mandatory Redemption with respect to the 20    Notes, if required in accordance with the terms described above, will constitute an event of default with respect to the 20    Notes. The net proceeds from this offering will not be deposited into an escrow account pending completion of the Proposed CAM Acquisition or any Special Mandatory Redemption, nor will Howmet Aerospace be required to grant any security interest or other lien on those proceeds to secure any redemption of the 20    Notes.
Notwithstanding the foregoing, installments of interest on the 20    Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders thereof as of the close of business on the relevant record dates in accordance with the 20    Notes and the Senior Indenture.
“Purchase Agreement” means the Purchase Agreement, dated as of December 22, 2025, by and between Stanley Black & Decker, Inc. and Howmet Aerospace Inc., as it may be amended or otherwise modified from time to time.
“Proposed CAM Acquisition” means the proposed acquisition of Consolidated Aerospace Manufacturing, LLC in accordance with the terms of the Purchase Agreement.

Neither the 20    Notes nor the 20    Notes will be subject to the Special Mandatory Redemption.
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless we have exercised our option to redeem the Notes of such series as described above under “— Optional Redemption,” we will be required to make an offer to each holder of the Notes of such series to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes of such series repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail or otherwise distribute in accordance with the terms of the Senior Indenture a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring with respect to such series on or prior to the payment date specified in the notice. Holders of Notes of an applicable series electing to have the Notes of such series purchased pursuant to a Change of Control Repurchase Event offer will be required to surrender their Notes of such series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note of such series completed, to the paying agent at the address specified in the notice, or transfer their Notes of such series to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the repurchase payment date. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of a series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes of any series by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event with respect to a series of Notes, we will, to the extent lawful:
(1)
accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes of such series or portions of Notes of such series properly tendered; and

(3)
deliver or cause to be delivered to the trustee the Notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes of such series being purchased by us.

The paying agent will promptly mail to each holder of Notes of an applicable series properly tendered the purchase price for the Notes so properly tendered, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a Note of the applicable series equal in principal amount to any unpurchased portion of any Notes of such series surrendered; provided that each Note of such series will be in a minimum principal amount of $2,000 and integral multiples of $1,000.
We will not be required to make an offer to repurchase the Notes of a series upon a Change of Control Repurchase Event with respect to such series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Change of Control” means:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)
the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(4)
the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes of a series to require us to repurchase such holder’s Notes of such series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“Change of Control Repurchase Event” means, with respect to the Notes of a series, both (1) the rating on the Notes of such series is lowered by at least two of the three Rating Agencies and (2) the Notes of such series are rated below Investment Grade by at least two of the three Rating Agencies, in each case on any date during the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”) after the earlier of (A) the occurrence of a Change of Control; or (B) public notice of the occurrence of a Change of Control or the intention by Howmet Aerospace to effect a Change of Control. Unless at least two of the three Rating Agencies are providing a rating for the Notes of such series at the commencement of any Trigger Period, the ratings on the Notes of such series will be deemed to have been lowered by at least two of the three Rating Agencies, and the Notes of such series will be deemed to be rated below Investment Grade by at least two of the three Rating Agencies during the Trigger Period.
Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. The definition of change of control in certain series of our outstanding senior notes is broader than the definition applicable to the Notes. Accordingly, holders of those senior notes may be able to require us to repurchase their notes in circumstances not giving rise to such a requirement under the Notes.

“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, we may select (as certified by a resolution of our board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be, that is reasonably acceptable to the trustee under the Senior Indenture.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Howmet Aerospace and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control that could result in a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes. Restrictions on our ability to incur liens, enter into sale and leaseback transactions and consolidate, merge or transfer assets are contained in the covenants as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions.”
We may not have sufficient funds to repurchase all the Notes of a series upon a Change of Control Repurchase Event with respect to such series. See “Risk Factors — Risks Related to This Offering and the Notes — We may not have the ability to repurchase the Notes in cash upon the occurrence of a change of control repurchase event, as required by the Notes.”
Additional Events of Default
In addition to the Events of Default described in the accompanying prospectus under the heading “Description Of Senior Debt Securities — Events of Default,” a failure by Howmet Aerospace to make the Special Mandatory Redemption, if required in accordance with the terms described above with respect to the 20    Notes, is an Event of Default with respect to the 20    Notes.
Status
The Notes will rank pari passu with other unsecured unsubordinated indebtedness of Howmet Aerospace.
Further Issues
We may from time to time, without notice to, or the consent of, the registered holders of the Notes of a series offered by this prospectus supplement and the accompanying prospectus, create and issue further notes equal in rank to the Notes of such series offered hereby in all respects (or in all respects except for the issue date and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the Notes of such series offered by this prospectus supplement and the accompanying prospectus and have the same terms as to status, redemption or otherwise as the Notes of such series offered by this prospectus supplement and the accompanying prospectus; provided that any such further notes shall be issued under a separate CUSIP or ISIN number unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Notices
Except as otherwise specified herein, so long as any Notes are registered in the name of DTC’s nominee, Cede & Co., or another depositary and subject to any listing requirements, notices, reports and other information that are required to be sent to the holders of such Notes may be given by delivery of the relevant notice to DTC for communication by DTC to entitled participants and account holders of such clearing systems.
Information Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar and paying agent for the Notes. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
The trustee has, and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates.
Book-Entry, Delivery and Form
The Notes of each series will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes.” The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in the Global Notes may be held through Clearstream and Euroclear (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for individual notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of Global Notes for Certificated Notes
We will issue Certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a Global Note upon surrender by DTC of the Global Note if:
•
DTC notifies us that it is unwilling to continue as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act;

•
we execute and deliver to the trustee a company order that the transfer or exchange of such Global Note will be registrable; or

•
there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the Notes of the applicable series.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
•
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Clearstream Banking, S.A. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Senior Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the Notes under the Senior Indenture. Under the terms of the Senior Indenture, we and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with such payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Howmet Aerospace. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. We take no responsibility for an accurate portrayal of this information. None of we, the trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of the Notes. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Notes that will hold Notes as capital assets and acquired the Notes upon original issuance at their issue price, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “U.S. holder” is a beneficial owner of a Note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the Note. A “Non-U.S. holder” is a beneficial owner of a Note that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.
U.S. Holders
Payments of Interest.   Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange and Retirement of Notes.   Upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such Note. A U.S. holder’s tax basis in a Note will generally equal the cost of the Note to such holder.
Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Subject to the discussions below under “— FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the Notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Notes.   Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of Notes.
FATCA.   Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Notes will generally be subject to 30% U.S. withholding tax on interest payments on the Notes if the holder is not FATCA compliant, or holds its Notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Notes as a result of the deduction or withholding of such tax.
Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Holders who are not “United States persons” (as defined in the Code) may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters named below, for whom Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and SMBC Nikko Securities America, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the Notes of the specified series that appears opposite its name in the table below:
Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Inc.	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.
Total	$	$	$
The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes of each series offered by this prospectus supplement if any such Notes are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.
The underwriters initially propose to offer the Notes of each series to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess     % of the principal amount, with respect to the 20   Notes,       % of the principal amount, with respect to the 20   Notes and       % of the principal amount, with respect to the 20   Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of       % of the principal amount, with respect to the 20   Notes,      % of the principal amount, with respect to the 20   Notes and       % of the principal amount, with respect to the 20   Notes, to certain other dealers. After the initial offering of the Notes of a series, the underwriters may from time to time vary the offering prices and other selling terms of such series. The underwriters may offer and sell the Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:
Paid by us
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$
Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $      .
We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
Each series of Notes is a new issue of securities, and there is currently no established trading market for the Notes of any series. We do not intend to apply for the Notes of any series to be listed on any securities exchange or to arrange for the Notes of any series to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes of any series at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes of any series, that you will be able to sell your Notes of any series at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes of each series. Specifically, the underwriters may overallot in connection with the offering of the Notes of each series, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes of a series in the open market to cover syndicate short positions or to stabilize the prices of the Notes of a series. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes of a series sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes of a series in the offering of the Notes, if the syndicate repurchases previously distributed Notes of a series in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the Notes of a series above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.
In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, certain of the underwriters or their affiliates are lenders under our bank credit facilities and serve as dealers under our commercial paper program and/or investment managers with respect to assets held in the master trust fund for one or more pension plans maintained by us. For example, J.P. Morgan Securities LLC acted as our financial advisor in connection with the Proposed CAM Acquisition. In addition, an affiliate of a representative of the underwriters, JPMorgan Chase Bank, N.A., serves as syndication agent under our 364-Day Revolving Credit Agreement and as syndication agent under our 5-Year Revolving Credit Agreement; an affiliate of a representative of the underwriters, Citibank, N.A., serves as administrative agent under our 364-Day Revolving Credit Agreement and administrative agent under our 5-Year Revolving Credit Agreement; an affiliate of a representative of the underwriters, Goldman Sachs Bank USA, serves as co-documentation agent under our 5-Year Revolving Credit Agreement; and an affiliate of a representative of the underwriters, Sumitomo Mitsui Banking Corporation, serves as administrative agent, lead arranger and bookrunner under our JPY Term Loan Facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates may choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instrument.
Settlement
We expect delivery of the Notes will be made against payment therefor on or about        , 2026, which is the       Business Day after the date of this prospectus supplement (“T+   ”). Under Rule 15c6-1

of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day (“T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one Business Day before delivery will be required, by virtue of the fact that the Notes initially will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). For the purposes of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to any retail investor in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each underwriter has: (i) only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Howmet Aerospace; and (ii) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.
This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, (i) persons who are outside the UK, (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (iii) high net worth entities or persons falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “FIEA”), and, accordingly, the Notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any of the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
SFA Product Classification — Solely for the purposes of the Company’s obligations pursuant to Section 309B(1)(a) and Section 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with, or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations of Taiwan or would otherwise require registration with, filing with, or the approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS
The validity of the securities offered by Howmet Aerospace will be passed upon by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for Howmet Aerospace by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Howmet Aerospace Inc.
Senior Debt Securities

We may issue senior debt securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and any risk factors included in or incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 23, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement(s) may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any applicable prospectus supplements together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “Howmet Aerospace,” “the Company,” “we,” “our” and “us” refer, collectively, to Howmet Aerospace Inc., a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howmet.com. Information accessible on or through our website is not a part of this prospectus. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K (including any exhibits) that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023; and

•
Current Reports on Form 8-K filed on February 27, 2023, March 23, 2023, March 29, 2023, April 3, 2023 and May 22, 2023.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the SEC website at www.sec.gov, by going to our Investor Relations page on our corporate web site at www.howmet.com, or by requesting them from us at the following address: Howmet Aerospace Inc., 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, Attention: Investor Relations, or by telephone at 1-412-553-1950. Information contained in or accessible through our website is not part of or incorporated by reference, and shall not be deemed incorporated by reference, into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
For a discussion of some of the specific factors, risks and uncertainties that may cause our actual results to differ materially from those projected in any forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents incorporated by reference in this prospectus and in any applicable prospectus supplement. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR BUSINESS
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. Howmet Aerospace’s technological capabilities support the innovation and growth of next-generation aerospace programs. Its differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint and support more sustainable air and ground transportation.
Howmet Aerospace is a Delaware corporation formerly known as Arconic Inc. and is the successor to Alcoa Inc., a Pennsylvania corporation that was formed in 1888 and was formerly known as Aluminum Company of America. Our principal executive offices are located at 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872 and our telephone number is (412) 553-1940. We maintain a website at www.howmet.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only, and shall not be deemed incorporated by reference.
RISK FACTORS
Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risk factors in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are not necessarily presented in the order of probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are those we believe may materially affect our Company, at the respective times those disclosures were made. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include but is not limited to working capital, capital expenditures, acquisitions, and repurchasing, redeeming and/or refinancing of debt, including outstanding commercial paper and other short-term indebtedness. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description sets forth certain general terms and provisions of the senior debt securities that Howmet Aerospace may offer under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in one or more prospectus supplements relating to the issuance of those senior debt securities. For purposes of this description, references to “Howmet Aerospace,” “the Company,” “the issuer,” “we,” “our” and “us” refer only to Howmet Aerospace Inc. and do not include any of Howmet Aerospace’s current or future subsidiaries.
Senior debt securities may be issued, from time to time, in one or more series under the indenture dated as of September 30, 1993 (the “original indenture”) between Alcoa Inc. (formerly known as Aluminum Company of America), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A., as successor to PNC Bank, National Association), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “first supplemental indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “second supplemental indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the fourth supplemental indenture dated as of December 31, 2017 (the “fourth supplemental indenture”) among Arconic Inc. (formerly known as Alcoa Inc.), a Pennsylvania corporation, Arconic Inc. (which subsequently changed its name to Howmet Aerospace Inc.), a Delaware corporation, and the trustee and the fifth supplemental indenture dated as of April 16, 2020 (the “fifth supplemental indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee. The original indenture, the first supplemental indenture, the second supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this prospectus to the trustee for our senior debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the senior debt securities include those expressly set forth in the original indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture (the original indenture as so supplemented, the “senior indenture”), and those made part of the senior indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.”
The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus. Notwithstanding the provisions of the senior indenture described below, senior debt securities will not be issued in bearer form after March 18, 2012.
General
The senior indenture does not limit the aggregate principal amount of senior debt securities that Howmet Aerospace may issue, whether under the senior indenture or any existing indenture or other indenture that Howmet Aerospace may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:
•
will be unsecured obligations of Howmet Aerospace;

•
may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Howmet Aerospace for each series; and

•
will rank on a parity with all other unsecured and unsubordinated indebtedness of Howmet Aerospace.

A prospectus supplement will describe the following terms of any series of senior debt securities that Howmet Aerospace may offer:
•
the specific designation, aggregate principal amount being offered and purchase price;

•
any limit on the aggregate principal amount of such senior debt securities of the series that Howmet Aerospace may issue;

•
whether the senior debt securities of the series are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities of the series are to be issuable initially in temporary global form and whether any of the senior debt securities of the series are to be issuable in permanent global form;

•
the date(s) on which the principal is payable and any right to extend such date(s);

•
the rate(s) at which the senior debt securities of the series being offered will bear interest or method of calculating any interest rate(s);

•
the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•
the regular record date for any interest payable on any senior debt securities of the series being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

•
the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

•
any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•
any mandatory or optional sinking fund or analogous provisions;

•
each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities of the series will be payable, each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities of the series may be presented for registration of transfer or exchange, and each office or agency where notices and demands to or upon the Company in respect of the senior debt securities of the series or the senior indenture may be served;

•
the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities of the series may be redeemed, in whole or in part, at the option of Howmet Aerospace;

•
any obligation of Howmet Aerospace to redeem or purchase the senior debt securities of the series at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities of the series will be redeemed or purchased, in whole or in part, under such obligations;

•
the denominations in which any senior debt securities of the series that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities of the series that are bearer securities will be issuable, if other than the denomination of $5,000;

•
the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities of the series and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

•
if the principal of or any premium or interest on any senior debt securities of the series is to be payable at the election of the Company or holder thereof in one or more currencies or currency units other than that or those in which the senior debt securities of the series are stated to be payable, the currency currencies or currency units in which payment of the principal of and any premium and interest on the senior debt securities of the series as to which such election is made shall be payable and the periods within which and the terms and conditions upon which such election is to be made;
•
any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities of the series;

•
the portion of the principal amount of the senior debt securities of the series, if other than the principal amount, payable upon acceleration of maturity;

•
if other than the trustee, the person who will be the security registrar of the senior debt securities of the series;

•
whether the senior debt securities of the series will be subject to defeasance or covenant defeasance as described below under “Defeasance and Covenant Defeasance”;

•
any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for common stock of Howmet Aerospace;

•
whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities of the series registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•
whether the senior debt securities of the series are issuable as a global security, and in such case, the identity of the depository;

•
any other terms of the senior debt securities of the series not inconsistent with the provisions of the senior indenture (Section 301);

•
certain U.S. federal income tax consequences; and

•
any special provisions for the payment of additional amounts with respect to the senior debt securities of the series.

Senior debt securities of a series may be issued at a substantial discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to senior debt securities of any series issued at a discount and to senior debt securities of a series that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.
Redemption
Pursuant to the terms of the senior indenture (as may be further amended and/or supplemented from time to time), any senior debt securities issued pursuant to such senior indenture may be redeemable before their stated maturity in accordance with the applicable terms set forth, if any, in the applicable prospectus supplement. In addition to any terms specified in such applicable prospectus supplement, the senior debt securities may be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 15 days, but not more than 60 days, prior notice to the holders of such senior debt securities. Any notice of redemption of the senior debt securities to be redeemed at the option of the Company may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the senior debt securities on the redemption date or otherwise.
Form, Exchange, Registration and Transfer
Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Senior debt securities will not be issued in bearer form after March 18, 2012. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Sections 203 and 301) See “Permanent Global Securities” below.
In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:
•
is not a United States person;

•
is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a United States person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Howmet Aerospace or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or

•
is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities” below.
Senior debt securities may be presented for exchange as follows:
•
Registered securities will be exchangeable for other registered securities of the same series.

•
If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

•
Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

•
Bearer securities will not be issued in exchange for registered securities.

•
Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any United States Person who holds this obligation will be subject to limitations under U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Howmet Aerospace or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Howmet Aerospace for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)
If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Howmet Aerospace with respect to any series of senior debt securities, Howmet Aerospace may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Howmet Aerospace will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Howmet Aerospace will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Howmet Aerospace may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
If debt securities of a series are redeemed in part, Howmet Aerospace will not be required to:
(1)
issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•
if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•
if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; or

(2)
register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

(3)
exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Howmet Aerospace from time to time. At the option of Howmet Aerospace payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Howmet Aerospace may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Howmet Aerospace in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Howmet Aerospace’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)
Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Howmet Aerospace for payments with respect to senior debt securities which are issuable solely as registered securities. Howmet Aerospace will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Howmet Aerospace for the senior debt securities will be named in an applicable prospectus supplement. Howmet Aerospace may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Howmet Aerospace will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Howmet Aerospace will be required to maintain:
•
a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

•
a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Howmet Aerospace will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)

All monies paid by Howmet Aerospace to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Howmet Aerospace if Howmet Aerospace so requests. Thereafter, the holder of any such senior debt security or any coupon may look only to Howmet Aerospace for payment. (Section 1003)
Book-Entry Securities
The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:
•
the depository notifies Howmet Aerospace that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•
Howmet Aerospace executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•
there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the series of senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.
The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Howmet Aerospace expects that the following provisions will apply to depository arrangements.
Unless otherwise specified in the applicable prospectus supplement, senior debt securities of a series that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities of such series represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities of the series or by Howmet Aerospace if the senior debt securities of the series are offered and sold directly by Howmet Aerospace. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.
So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:
•
will not be entitled to have senior debt securities of the series registered in their names;

•
will not receive or be entitled to receive physical delivery of senior debt securities of the series in certificated form; and

•
will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Howmet Aerospace understands that under existing industry practices, if Howmet Aerospace requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Temporary Global Securities
If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for Euroclear Bank S.A./N.V (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:
•
written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•
written certification to Euroclear or Clearstream from the person entitled to receive such senior debt securities of the series in the form and to the effect described above under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)
Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Howmet Aerospace or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.
Permanent Global Securities
If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305)
A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:
•
the holder of the permanent global senior debt security, or

•
in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203)
Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.
Certain Limitations
The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended with respect to a series of senior debt securities, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.
Liens.   Howmet Aerospace covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary (as defined below) to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property (as defined below) of Howmet Aerospace or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities of a series. The foregoing restriction, however, will not apply to:
•
mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•
mortgages on property existing at the time of acquisition of such property by Howmet Aerospace or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;
•
mortgages to secure indebtedness of a Restricted Subsidiary to Howmet Aerospace or another Restricted Subsidiary;

•
mortgages existing at the date of the senior indenture;

•
mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Howmet Aerospace or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Howmet Aerospace or a Restricted Subsidiary;

•
certain mortgages in favor of governmental entities; or

•
extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Howmet Aerospace or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of a series, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets (as defined below). (Section 1009)
Sale and Leaseback Arrangements.   Howmet Aerospace covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Howmet Aerospace or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Howmet Aerospace or such Restricted Subsidiary to such person, unless either:
•
Howmet Aerospace or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt (as defined below) with respect to such arrangement, without equally and ratably securing the senior debt securities of a series pursuant to the limitation in the senior indenture on liens; or

•
Howmet Aerospace applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:
•
involving a lease for a term of not more than three years; or

•
between Howmet Aerospace and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions.   The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities of a series in the event of a highly leveraged transaction involving Howmet Aerospace.
Certain Definitions
The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.
“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:
•
the fair value of such property as determined by Howmet Aerospace’s board of directors; or

•
the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:
•
all current liabilities except for:

•
notes and loans payable,

•
current maturities of long-term debt, and

•
current maturities of obligations under capital leases; and

•
all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Howmet Aerospace and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:
•
owned by Howmet Aerospace or any Restricted Subsidiary; and

•
located within the continental United States of America.

However, any plant that, in the opinion of Howmet Aerospace’s board of directors, is not of material importance to the total business conducted by Howmet Aerospace and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.
“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:
•
is principally engaged in leasing or in financing receivables, or

•
is principally engaged in financing Howmet Aerospace’s operations outside the continental United States, or

•
principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Howmet Aerospace or by one or more Subsidiaries.
Events of Default
Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to a series of senior debt securities:
(a)
failure to pay any interest when due, and this failure continues for 30 days;

(b)
failure to pay any principal or premium when due;

(c)
failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)
failure to perform any other covenant of Howmet Aerospace in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)
default resulting in acceleration of any indebtedness for money borrowed by Howmet Aerospace in a principal amount in excess of $100,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;
(f)
certain events in bankruptcy, insolvency or reorganization involving Howmet Aerospace; and

(g)
any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities created under the senior indenture before April 16, 2020 (the date of the fifth supplemental indenture), the acceleration of outstanding indebtedness of Howmet Aerospace may constitute an event of default with respect to one or more of such previously created series, but may not constitute an event of default under the respective terms of any series of senior debt securities created on or after the date of the fifth supplemental indenture.
If an event of default with respect to a series of senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)
Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603)
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)
Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Howmet Aerospace, at its option:
(a)
will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•
issue temporary senior debt securities pending preparation of definitive senior debt securities of such series,

•
register the transfer or exchange of senior debt securities of such series,

•
replace stolen, lost or mutilated senior debt securities of such series, and

•
maintain paying agents and hold monies for payment in trust, or

(b)
need not comply with the covenants that are set forth above under “Certain Limitations” and below under “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” (see above) will no longer be events of default, if, in each case, Howmet Aerospace irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due in accordance with the terms of the senior indenture and the senior debt securities of such series. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:
•
no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” (see above) has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•
Howmet Aerospace has delivered an opinion of counsel (which opinion, in the event of a defeasance of the type described in clause (a) above, shall be based upon a ruling from the Internal Revenue Service or a change in applicable U.S. federal income tax law from the date of the senior indenture) to the effect that the holders of the senior debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Howmet Aerospace omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Howmet Aerospace will remain liable in respect of such payments.
Meetings, Modification and Waiver
Howmet Aerospace and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Howmet Aerospace and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:
•
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•
reduce the principal amount of, or premium or interest on, any senior debt security;

•
change any obligation of Howmet Aerospace to pay additional amounts;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•
change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

•
reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•
reduce the requirements contained in the senior indenture for quorum or voting;

•
change any obligation of Howmet Aerospace to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•
modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Howmet Aerospace with certain restrictive provisions of the senior indenture. (Section 1012)
The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:
•
in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•
in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities of a series for quorum purposes:
•
the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•
the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•
senior debt securities owned by Howmet Aerospace or an affiliate of Howmet Aerospace will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Howmet Aerospace or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402)
To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:
•
a holder of one or more outstanding senior debt securities of the series; or

•
a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,
•
any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•
any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series. (Section 1404)
Consolidation, Merger, Sale of Assets and Other Transactions
Howmet Aerospace may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person, or any person may consolidate with or merge into or transfer or lease its assets substantially as an entirety to, Howmet Aerospace, provided that:
•
any successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and assumes Howmet Aerospace’s obligations on the senior debt securities and under the senior indenture;

•
after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•
certain other conditions are met. (Section 801)

Notices
Except as otherwise provided in the senior indenture, (i) notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register and (ii) so long as any holders of registered securities are registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), or another depository, and subject to any listing requirements, notices, reports and other information that are required to be sent to the holders of securities may be given by delivery of the relevant notice to DTC for communication by DTC to entitled participants and account holders of such clearing systems. (Sections 101 and 106)
Title
Title to any bearer securities and any coupons will pass by delivery. Howmet Aerospace, the trustee and any agent of Howmet Aerospace or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Replacement of Securities and Coupons
Howmet Aerospace will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.
Howmet Aerospace will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to Howmet Aerospace and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Howmet Aerospace may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)

Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities. The trustee has, and certain of its affiliates may have, from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.
The trustee under the senior indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The prospectus supplement relating to any senior debt security that we may offer will contain a discussion of the material U.S. federal income tax considerations that may be relevant to a holder of such senior debt security.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more transactions:
•
through underwriters, dealers or agents;

•
directly to agents or other purchasers;

•
through a combination of any of these methods of sale; or

•
through any other method described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities or agents may be designated to solicit offers. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price or prices which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular offering will describe the terms of the offering of the securities, including the following:
•
the name of any underwriters, dealers or agents;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to the offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities being offered may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments that may be required to be made in respect of these liabilities.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase senior debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of senior debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the senior debt securities covered under that contract may not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the senior debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such senior debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. The third party in such sale transactions may be an underwriter and will be identified in the applicable prospectus supplement.
As of the date of this prospectus, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days after the date the securities are priced (“T+2”), unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable prospectus supplement specifies that the issue date is more than two business days after the date on which the securities are priced, purchasers who wish to trade such securities at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard. In February 2023, Rule 15c6-1 of the Exchange Act was amended to require trades in the secondary market to settle in one business day after the date the securities are priced (“T+1”), effective May 28, 2024. Therefore, for any securities offered under this prospectus on or after the May 28, 2024 effective date, the same process described in this paragraph will apply and purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required to specify an alternative settlement cycle as described in this paragraph.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the senior debt securities offered by Howmet Aerospace will be passed upon by K&L Gates LLP, Pittsburgh, Pennsylvania.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Howmet Aerospace Inc.
$    % Notes due 20
$    % Notes due 20
$    % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	SMBC Nikko
       , 2026